UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2016

NRG YIELD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 8, 2016, NRG Yield Operating LLC (the “Purchaser”), a subsidiary of NRG Yield, Inc. (“NRG Yield”) and owner of a 48.95% interest in CVSR Holdco LLC (“CVSR”), entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with NRG Solar CVSR Holdings 2 LLC (the “Seller”), a wholly-owned subsidiary of NRG Energy, Inc.  Pursuant to the terms of the Purchase and Sale Agreement, the Purchaser agreed to acquire the remaining 51.05% interest in CVSR, which indirectly owns the CVSR solar facility (the “Transaction”).  The purchase price for the Transaction is $78.5 million in cash consideration, subject to customary working capital adjustments, plus the assumption of approximately $496 million of non-recourse project debt as of the closing date.  When combined with the additional debt service costs (principal amortization and interest expense) relating to the senior secured notes issued by CVSR on NRG Yield’s 48.95% interest in the CVSR solar facility, the acquisition of the remaining 51.05% interest in CVSR is expected to increase Net Income by $13 million, Adjusted EBITDA by $40 million, Cash from Operating Activities by $26 million, and Cash Available for Distribution by $5 million, on average annually in the five-year period from 2017-2021.

The Purchase and Sale Agreement contains customary representations and warranties and covenants by the parties. Each of the Purchaser and the Seller are obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The closing of the Transaction is subject to closing conditions and certain third party approvals. NRG Yield expects the Transaction to close during the third quarter of 2016.

The foregoing description of the Purchase and Sale Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Table 1: Adjusted EBITDA and Cash Available for Distribution Reconciliation to Net Income

The following table summarizes the reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income:

($ in millions)	CVSR 100% (average 2017-2021)	CVSR 51.05% (average 2017-2021)
Net Income	$25	$13
Interest Expense, net	21	11
Depreciation, Amortization, and Accretion Expense	32	16
Adjusted EBITDA	78	40
Cash interest paid	(27)	(14)
Cash from Operating Activities	51	26
Principal amortization of indebtedness	(28)	(14)
Cash Available for Distribution	$23	$12

($ in millions)	CVSR 51.05% Net Impact (average 2017-2021)
Annual CAFD Acquired: NRG’s 51.05% Interest	$12
Annual Impact of New Debt Service: NYLD’s 48.95% Interest	(7)
Net Estimated Cash Available for Distribution	$5

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents Net Income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as supplements.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments and factors which NRG Yield does not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments described herein.

Management believes Adjusted EBITDA is useful to investors and other users of NRG Yield’s financial statements in evaluating its operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As NRG Yield defines it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from NRG Yield’s unconsolidated investments. NRG Yield adjusts for these items in its Adjusted EBITDA as its management believes that these items would distort their ability to efficiently view and assess its core operating trends.

In summary, NRG Yield’s management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with its Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Cash Available for Distribution is Adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in prepaid and accrued capacity payments. Management believes Cash Available for Distribution is a relevant supplemental measure of NRG Yield’s ability to earn and distribute cash returns to investors.

NRG Yield believes Cash Available for Distribution is useful to investors in evaluating its operating performance because securities analysts and other interested parties use such calculations as a measure of its ability to make quarterly distributions. In addition, Cash Available for Distribution is used by its management team for determining future acquisitions and managing its growth. The GAAP measure most directly comparable Cash Available for Distribution is Cash from Operating Activities.

However, Cash Available for Distribution has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on NRG Yield’s financial condition and results from operations. Cash Available for Distribution is a non-GAAP measure and should not be considered an alternative to Cash from Operating Activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, NRG Yield’s calculations of Cash Available for Distribution are not necessarily comparable to Cash Available for Distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including Cash from Operating Activities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of August 8, 2016, between NRG Solar CVSR Holdings 2 LLC and NRG Yield Operating LLC

* The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

Dated: August 9, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of August 8, 2016, between NRG Solar CVSR Holdings 2 LLC and NRG Yield Operating LLC

* The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.